Exhibit 99.1

Boston Private Announces New Appointment to Board of Directors
BOSTON- July 2, 2015 - Boston Private Financial Holdings, Inc. (NASDAQ: BPFH) (the “Company” or “BPFH”) today announced the appointment of Lizabeth H. Zlatkus to its Board of Directors. Ms. Zlatkus was also elected to the Board of Directors of Boston Private Bank & Trust Company, a wholly owned subsidiary of the Company.
“We are pleased to welcome Liz to our Board of Directors,” said Stephen M. Waters, Chairman of the Board of Directors of the Company and the Bank. “Liz brings extensive experience in the financial services arena where she has played pivotal roles in regulation and governance, and has deep experience in finance and risk management matters. She is a financial expert who has served as the Chief Financial Officer and Chief Risk Officer at The Hartford Financial Services Group. We believe her experience in these areas will be valuable to our Company as we continue to pursue our strategy to become a premier wealth management and private banking company in our target markets.”
Clayton G. Deutsch, BPFH Chief Executive, stated “Over the past year, we have been fortunate to add exceptional talent to our Board. With Liz as our newest member, we have further strengthened our expertise in audit and risk management, with a specific focus on the financial services industry. Liz is also very active in community organizations, and has expertise in leading large scale technology projects, including software and hardware initiatives. Her experience on a FTSE 100 Board, and as a senior executive of a US Fortune 100 company, will be a key asset for our Company as we drive our overall strategy. With the addition of Liz to our Board, we are also continuing our commitment to the 2020 Women on Boards campaign, where we now have a Board that is comprised of 40% women. We are delighted that Liz agreed to join us as we move forward.”
Ms. Zlatkus spent 28 years with The Hartford Financial Services Group where she held many executive leadership positions, including Chief Financial Officer and Chief Risk Officer, as well as Co-Chief Operating Officer of Hartford Life Insurance Companies, and President of the International Wealth Management and Group Benefits Divisions of Hartford Life. She is on the Board of Directors of Legal & General Group, PLC, a leading UK-based financial services business.
Ms. Zlatkus has been recognized for numerous professional achievements and contributions to the community including participation as a member of The President’s Committee on Employment of People with Disabilities in 1999. Business Insurance magazine named her as one of the top 100 women executives, and she was named as one of the Eight Remarkable Women by The Hartford Business Journal in 2008. She formerly served as Regulatory Chair for the North American Chief Risk Officers Council. She was a member of the Hewlett Packard Financial Services Board of Advisors and the LOMA Board of Directors. She is currently serves as Finance Chair of the Connecticut Science Center Trustee Board, is on the board of trustees of the Connecticut Women's Hall of Fame. Ms. Zlatkus graduated with distinction from Pennsylvania
State University, was selected as an Alumni Fellow in 2003, and served as commencement speaker for Smeal College graduates in May 2013. She is currently the Chair of the Pennsylvania State University Smeal College of Business Administration Board of Visitors.
Boston Private Financial Holdings, Inc.
Boston Private Financial Holdings, Inc. is a national financial services organization that owns Wealth Management and Private Banking affiliates with offices in Boston, New York, Los Angeles, San Francisco, San Jose, Atlanta, Florida, Wisconsin, and Texas. The Company has a $7 billion Private Banking balance sheet, and manages approximately $30 billion of client assets.
The Company positions its affiliates to serve the high net worth marketplace with high quality products and services of unique appeal to private clients. The Company also provides strategic oversight and access to resources, both financial and intellectual, to support affiliate management, marketing, compliance and legal activities. (NASDAQ: BPFH)

For more information about BPFH, visit the Company's website at www.bostonprivate.com.
Forward-Looking Statements
Certain statements in this press release that are not historical facts may constitute forward-looking statements within the meaning of Section 27A of the Securities Act of 1933, as amended, and Section 21E of the Securities Exchange Act of 1934, as amended, and are intended to be covered by the safe harbor provisions of the Private Securities Litigation Reform Act of 1995. Forward-looking statements involve risks and uncertainties. These statements include, among others, statements regarding our strategy, and prospects for growth. You should not place undue reliance on our forward-looking statements. You should exercise caution in interpreting and relying on forward-looking statements because they are subject to significant risks, uncertainties and other factors which are, in some cases, beyond the Company's control. Forward-looking statements are based on the current assumptions and beliefs of management and are only expectations of future results. The Company's actual results could differ materially from those projected in the forward-looking statements due to many factors including changes in assumptions used in making such forward-looking statements, and the other risks and uncertainties detailed in the Company's Annual Report on Form 10-K and updated by the Company's Quarterly Reports on Form 10-Q and other filings submitted to the Securities and Exchange Commission. Forward-looking statements speak only as of the date on which they are made. The Company does not undertake any obligation to update any forward-looking statement to reflect circumstances or events that occur after the date the forward-looking statements are made.
###
CONTACT:
Steven Gaven
Vice President, Director of Investor Relations
Boston Private Financial Holdings, Inc.
(617) 912-3793
sgaven@bostonprivate.com